Exhibit 16.1

A-94/8, Wazirpur Industrial Area, Main Ring Road, Delhi-110052 +91 11 45596689 Web : www.ajsh.in E-mail : info@ajsh.in

May 5, 2022

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Commissioners:

We have read the statements made by Adorbs, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Adorbs Inc. We agree with the statements concerning our firm in such Form 8-K.

Very truly yours,

/s/ AJSH & Co LLP
AJSH & Co LLP New Delhi, India